SCHEDULE A
                            DATED FEBRUARY 23, 2005
                     TO THE ADVISORS' INNER CIRCLE FUND II
                               DISTRIBUTION PLAN
                            DATED FEBRUARY 23, 2005


     Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:


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FUND                                                             CLASS OF SHARES                       FEES
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
Champlain Small Company Fund                                     Class A Shares                        0.25%
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